                                                                 EXHIBIT (h)(19)

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

     THIS AGREEMENT made as of the 1st day of May, 2002 by and among ING SERIES FUND, INC. ("Fund"), MBIA INSURANCE CORPORATION ("MBIA") and STATE STREET BANK AND TRUST COMPANY ("State Street").

WHEREAS, the Fund intends to establish one or more series of the Fund, each to be called a ING Classic Principal Protection Fund (each a "Series"), with an obligation by the Fund, on behalf of each Series, that on a date certain (the "Guarantee Maturity Date"), each shareholder of such Series will be entitled to redeem each of his or her shares for an amount no less than the Guarantee per Share, the calculation of which is described in the Fund's Registration Statement ("Repayment Obligation"); and

     WHEREAS, the Fund has entered into a Financial Guaranty Agreement with MBIA (the "Financial Guaranty Agreement") whereby MBIA will issue a policy to support the Repayment Obligation of each Series ("Policy"); and

     WHEREAS, Schedule A contains a list of each Series currently existing and to which this Agreement applies; and

     WHEREAS, such Schedule A may be amended from time to time by mutual written agreement of the parties hereto to include additional series as provided for in the Financial Guaranty Agreement, whereupon such series shall become a Series hereunder;

     WHEREAS, in connection therewith, the Fund intends to open custody accounts with State Street under the terms of the Custodian Agreement (the "Custodian Agreement") between the Fund, formerly known as Northstar Equity Trust, and State Street dated as of August 20, 1998, as amended, on behalf of each Series, to hold such Series' portfolio investments; and

     WHEREAS, under the terms of the Financial Guaranty Agreement, in consideration of MBIA's issuing the Policy in respect of a Series, the Fund, on behalf of such Series, has agreed to a particular investment strategy and to provide an arrangement whereby trades executed for such Series through the Guarantee Maturity Date for such Series will be monitored for conformity with certain guidelines; and

     WHEREAS, the Fund and MBIA wish for State Street to provide investment monitoring services in respect of each Series, and State Street is willing to perform such services upon the following terms and conditions; and

     WHEREAS, the Fund and MBIA wish for State Street to provide trade execution services in respect of each Series, and State Street is willing to perform such services upon the following terms and conditions.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration the parties hereto agree to the following:

     1. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words

"hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule; exhibit and attachment references are to this Agreement unless otherwise specified.

     2. Custody and Monitoring Services. The Fund, on behalf of each Series, will open with State Street one or more custody account(s) designated "Series" (such designated custody account(s) hereinafter referred to as "Series Account"). The Series Account will contain the appropriate designation in its title and will be operated subject to the terms of the Custodian Agreement between State Street and the Fund. State Street will monitor the assets delivered to each Series Account for conformity with the guidelines set forth in Schedule B attached hereto entitled Conforming Assets Guidelines (the "Guidelines"). For purposes of this Agreement, State Street will only be responsible for performing conforming assets tests on assets that are traded through the Series Accounts and shall not be responsible for monitoring the continuing compliance with the Guidelines of assets held in the Series Accounts. In order to carry out the conforming assets tests, State Street will rely on the trade information that State Street receives from the Fund on behalf of each Series and from broker confirmations tendered by brokers to State Street through The Depository Trust Company's Institutional Delivery Confirmation System ("DTC ID"). Such trade information must be complete, properly formatted and provided to State Street in a timely manner. State Street shall perform the conforming asset tests with respect to each asset added to each Series Account promptly after receipt of the related trade information and in any event within one business day of such receipt by State Street. If by applying the conforming assets tests to the Series Accounts in respect of each Series an instance of noncompliance with the Guidelines is noted, State Street will notify MBIA and the Fund promptly of such noncompliance in writing via facsimile transmission. Once State Street has notified the Fund and MBIA as to the existence of noncompliance with respect to a Series, State Street shall have no further obligation or duty to the Fund, such Series or MBIA to monitor the trade with respect to such Series, or to report its cure.

     3. Notification of Event of Default/Trade Execution/Cure Notice/Obligation To Reject Trades. If MBIA notifies State Street, by giving a written notice to State Street, with a copy to the Fund, substantially in the format of Exhibit 1 hereto, that an Event of Default under the Financial Guaranty Agreement has occurred with respect to a Series and remains uncured ("Event of Default Notice"), State Street will promptly confirm receipt of such notice, via phone contact and facsimile to the Fund.

     After or concurrently with State Street's receipt of an Event of Default Notice and until the end of the related DK Period (as defined below), MBIA shall be entitled to deliver to State Street (with a copy to the Fund) trade instructions in the format of Attachment 1 to Exhibit 1 (for manual trade instructions) or in the format of Attachment 2 to Exhibit 1 (for electronic instructions) with respect to the Series Accounts in respect of a Series or in respect of all Series as set forth in the Event of Default Notice. MBIA shall deliver to State Street, with a copy to the Fund, a written notice of the cure of such default, substantially in the format of Exhibit 2 hereto, promptly upon the occurrence of such cure (the "Cure Notice").

     From 12:01 a.m. eastern time on the Business Day (defined as a day upon which the New York Stock Exchange is open for trading and is not a Saturday or Sunday, and is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or regulation to close) immediately following the day upon which State Street receives an Event of Default Notice from MBIA until 12:01 a.m. eastern time on the Business Day immediately following the day upon which State Street receives a Cure Notice from MBIA (a "DK Period"), State Street shall reject and not act upon any trade instructions issued directly by the Fund (or its investment adviser) for the Series Accounts in respect of a Series or in respect of all Series as set forth in the Event of Default Notice. With respect to the Series Accounts, State Street shall, upon the termination of a DK Period, revert to its normal method of accepting trade instructions from the Fund (or its investment adviser) as governed by the Custodian Agreement. Nothing herein shall be construed as authorizing State Street to reject for settlement securities transactions for which trade instructions were issued prior to 12:01 am. eastern time on the Business Day immediately following the day on which State Street receives an Event of Default Notice.

     From the time State Street receives an Event of Default Notice through the end of the related DK Period, State Street is irrevocably authorized and instructed (i) to act upon any and all trade instructions delivered by MBIA and
(ii) to execute the transactions set forth in such instructions through a broker or dealer designated in writing by MBIA for the Series Accounts in respect of a Series or in respect of all Series as indicated in such Event of Default Notice. State Street will promptly notify the Fund, with a copy to MBIA, of trades executed as a result of instructions received by MBIA. Such notification will be made via transmission of a trade execution file to the extent possible (substantially in the format of Exhibit 5), by close of business on the date such trades are executed.

     4. Delivery of Documents. The Fund and MBIA will promptly furnish to State Street such copies, properly certified or authenticated, of documents and other related information that State Street may reasonably request or require to properly discharge its duties herein.

     5. Fees and Expenses.

     (a) As compensation for the services rendered to the Fund and MBIA pursuant to this Agreement, the Fund, on behalf of each Series, shall pay State Street monthly fees determined as set forth in Schedule A hereto. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. The Fund and State Street may agree, from time to time, to a change to the fees set forth in Schedule A. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

     (b) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by the Fund or by State Street. If State Street elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

     (c) All fees, out-of-pocket expenses, or additional charges of State Street shall be billed on a monthly basis and shall be due and payable by the Fund, on behalf of each Series, upon receipt of the invoice.

     (d) State Street will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid thirty (30) days after receipt of such statement (with the exception of specific amounts which may be contested in good faith by the Fund) shall bear interest in finance charges equivalent to State Street's Prime Rate as announced from time to time plus two (2) percent per annum and all costs and expenses of effecting collection of any such sums, including reasonable attorneys' fees, shall be paid by the Fund, on behalf of each Series, to State Street.

     (e)  In the event that the Fund, on behalf of a Series, is more than sixty
(60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated with respect to such Series upon sixty (60) days' written notice to the Fund and MBIA by State Street. The Fund must notify State Street in writing of any contested amounts, with a copy to MBIA, within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated. MBIA reserves the right to pay the delinquent amounts thereby eliminating State Street's right to terminate the Agreement under this subsection.

     6.   Limitation of Liability and Indemnification

     (a) In undertaking the performance of its obligations hereunder, State Street shall not be liable for any loss, damage or expense suffered by the Fund, any Series or MBIA in connection with the matters to which this Agreement relates or the services provided hereunder except for general damages solely caused by or resulting from willful misfeasance, bad faith or negligence on the part of State Street, its officers, employees or agents, in the performance of its or their duties under this Agreement. "General Damages" means only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Fund, any Series or MBIA. In no event shall State Street be liable for any indirect, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if State Street has been advised of the likelihood of such losses or damages and regardless of the form of action through which any such losses or damages may be claimed.

     (b) State Street shall not be responsible for, and the Fund on behalf of each Series shall indemnify and hold State Street, its officers, employees and agents (collectively "State Street and its agents") harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by State Street or its agents in connection with State Street's acceptance of this Agreement in the performance of its/their duties hereunder in respect of such Fund, including but not limited to those arising out of or attributable to:

     (i) any and all actions of State Street and its agents required to be taken pursuant to this Agreement;

     (ii) the reliance on or use by State Street and/or its agents of information, records, or documents which are received by State Street and/or its agents and furnished to it or them by or on behalf of the Fund, such Series or MBIA in accordance with this Agreement, and which have been prepared or maintained by the Fund, such Series or MBIA or any third party on behalf of the Fund, such Series or MBIA;

     (iii) the Fund's or MBIA's refusal or failure to comply with the terms of this Agreement or any agreement between such Series, the Fund and MBIA relating to the matters herein, or the Fund's, such Series', or MBIA's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

     (iv) any delay, inaccuracies, errors in or omissions from information or data provided to State Street or its agents by MBIA or such Series or the Fund or provided to State Street or its agents by data or corporate action services or vendors;

     (v) the offer or sale of shares by the Fund, such Series or MBIA in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation any stop order or other determinations or ruling by any federal agency or any state agency with respect to the offer or sale of such shakes in such state (1) resulting from activities, actions, or omissions by the Fund, such Series or MBIA, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund, such Series or MBIA prior to the effective date of this Agreement;

     (vi) all actions, omissions, or errors caused by third parties to whom State Street, its agents, the Fund on behalf of such Series, or MBIA has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund or MBIA; and

     (vii) State Street and its agents acting upon electronic or written trade instructions given by MBIA pursuant to Section 3;

provided that, in no event shall State Street or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its or their duties hereunder.

     (c) MBIA shall indemnify and hold State Street, and its agents harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by State Street and its agents insofar as such losses, damages or costs arise out of, or are based upon, wrongful exercise by MBIA of its rights under the Financial Guaranty Agreement to give instructions to State Street pursuant to Section 3 hereof; provided that, in no event shall State Street or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its duties hereunder.

     (d) In performing its services hereunder, State Street and its agents shall be entitled to rely only on written instructions (oral instructions are not permitted), notices or other communications, including electronic transmissions, bearing or purporting to bear the manual or facsimile signature of any person from each Series, the Fund or MBIA (an "Authorized Person") named, and in the capacity identified, in lists (naming those persons who may authorize the transactions in Sections 2 and 3) which are attached hereto as
Exhibit 3 (for the Fund) and Exhibit 4 (for MBIA). Any changes to such lists will be furnished to State Street from time to time in writing and given in the manner set forth in Section 13 hereof and will be signed by an officer of either the Fund or MBIA, as appropriate, who shall provide State Street with evidence of his or her authority to make such changes. Each of the Fund, in
Exhibit 3, and MBIA, in Exhibit 4, will provide State Street with authenticated specimen signatures of each Authorized Person, and each of the Fund, on behalf of each Series, and MBIA shall indemnify State Street and its agents for any loss or expense caused by reliance upon such authenticated specimen signatures which State Street and its agents acting in good faith believe to be genuine, valid and authorized, and shall be indemnified by each of the Fund and MBIA as appropriate for any loss or expense caused by such reliance. In addition, in performing its services hereunder, State Street and its agents also shall be entitled to consult with and rely on the advice and opinions of legal counsel retained by State Street or the Fund or MBIA, as necessary or appropriate, including State Street's in-house counsel, and State Street shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     (e) In the event that State Street or its agents shall receive instructions, claims or demand from the Fund, a Series, or MBIA which, in State Street's opinion, conflict with any of the provisions of this Agreement, State Street shall notify the Fund, such Series, or MBIA, as the case may be, of such conflict and shall be, entitled to refrain from taking any action and its sole obligation shall be to keep safely all assets in the Series Account until it shall receive instructions, claims or demands from such party which, in State Street's opinion, conform to the provisions of this Agreement.

     (f) The duties and responsibilities of State Street hereunder shall be determined solely by the express provisions of this Agreement, except that the settlement and safekeeping of assets in the Series Accounts shall be governed by the terms of the Custodian Agreement between State Street and the Fund. Should there be any conflict between the terms of the Custodian Agreement and the terms of this Agreement regarding the services set forth in Section 3 of this Agreement, the terms of this Agreement shall govern.

     (g) State Street shall have no responsibility to make recommendations with respect to the purchase, retention or sale of assets relating to the Series Accounts or to maintain any insurance on assets in the Series Accounts for the benefit of MBIA or any Series.

     (h) State Street shall have no responsibility for any act or omission, or for the solvency or insolvency, or notice to State Street or any of its affiliates or agents of the solvency or insolvency, of any broker (other than a State Street affiliate selected by State Street pursuant to Section 3 hereof to execute the trade instructions provided by MBIA).

     (i) Any liability of the Fund under this Agreement with respect to a Series, or in connection with the transactions contemplated herein with respect to such Series, shall be discharged only out of the assets of such Series, and no other series of the Fund (including any other Series) shall be liable with respect thereto.

     7. Term. This Agreement shall become effective immediately and shall terminate on the earlier of the termination date under the Custodian Agreement or December 31, 2008, unless earlier terminated by any party hereto on 90 days' written notice to the other parties. Upon termination of this Agreement, the Fund, on behalf of each Series, shall pay to State Street such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

     8.   Representations.

     (a) The Fund, on behalf of each Series, represents and warrants that the Fund has directed such Series' investment adviser to comply with the Guidelines and purchase for such accounts only assets conforming to the Guidelines.

     (b) Each of the parties hereto represents and warrants that: (i) it has the legal right, power and authority to execute; deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations, (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which it is a party or which is otherwise known to it; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which it has obtained; and (v) the execution and delivery of this Agreement by it will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to it.

     9. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile or other electronic system acceptable to State Street, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the others):

If to the Fund or a Series:                         If to MBIA:                                        If to State Street:
ING Series Fund, Inc.                               MBIA Insurance Corporation                         State Street Bank and Trust
7337 E. Doubletree Ranch Rd                         113 King Street                                    801 Pennsylvania Avenue
Scottsdale, AZ 85258                                Armonk, New York 10504                             Kansas City, MO 64105
Attention: Kimberly A.                              Attention: Mr. Louis G.                            Attention: Robert G. Triano,
Anderson, Vice President and                        Lenzi                                              Client Relationship Manager
Secretary
Phone: (480)477-2670                                Phone: (914)765-3920                               Phone: (816)871-9426
Fax: (480)477-2744                                  Fax: (914)765-3161                                 Fax: (816)871-9012

     10. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     11. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the parties.

     12. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and State Street hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and State Street hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

     14. Benefit of the Parties. This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

     15. Counterparts: This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


ING SERIES FUND, INC.                   MBIA INSURANCE CORPORATION

By: /s/ Michael J. Roland               By:
   -----------------------------           ----------------------------

Name: Michael J. Roland                 Name:
     ---------------------------             --------------------------

Title: Senior VP & Principal            Title:
       Financial Officer
      --------------------------              -------------------------


STATE STREET BANK AND TRUST COMPANY

By:
   -----------------------------

Name: Stephen R. Hilliard
     ---------------------------

Title: Senior Vice President
      --------------------------

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and State Street hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and State Street hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

     14. Benefit of the Parties. This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

     15. Counterparts: This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ING SERIES FUND, INC.                       MBIA INSURANCE CORPORATION

By:_________________________________        By:_________________________________
Name: ______________________________        Name: ______________________________
Title: _____________________________        Title: _____________________________


STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephen R. Hilliard
Name: Stephen R. Hilliard
Title: Senior Vice President

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and State Street hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and State Street hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

         14. Benefit of the Parties. This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

         15. Counterparts: This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ING SERIES FUND, INC.                  MBIA INSURANCE CORPORATION
By:                                    By: /s/ Louis G. Lenzi
   -------------------------------        --------------------------------------
Name:                                  Name: LOUIS G. LENZI
     -----------------------------          ------------------------------------
Title:                                 Title: Managing Director
      ----------------------------           -----------------------------------

STATE STREET BANK AND TRUST COMPANY
By:
   -------------------------------
Name: Stephen R. Hilliard
Title: Senior Vice President

                                   SCHEDULE A

                 TO CUSTODIAN SERVICE AND MONITORING AGREEMENT

                             ING SERIES FUND, INC.

                               DATED MAY 1, 2002

                               FEES AND EXPENSES
                               -----------------


Series(1)                                         Annual Fee
---------                                         ----------

ING Classic Principal Protection Fund I           $12,000

ING Classic Principal Protection Fund II          $12,000

ING Classic Principal Protection Fund III         $12,000

ING Classic Principal Protection Fund -- IV       $12,000

ING Index Plus Protection Fund                    $12,000


--------

(1) Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

                    SCHEDULE B: Conforming Assets Guidelines

State Street will utilize Open Bloomberg to determine whether the non-callable corporate debt securities have the requisite ratings from S&P and Moody's in performing the Conforming Assets Guideline review. In the event a corporate debt rating is not available on Open Bloomberg, State Street will apply the rating from Moody's and Standard & Poors, if available. If not, State Street will use the issuer's long-term debt rating for monitoring purposes.

Equity Asset Test
* Equity securities of any company included in the S&P 500 Index, as published by FactSet Data Systems, Inc. or by S&P

* Forward contracts on the S&P 500 Index, as traded on the Chicago Mercantile Exchange

Fixed Income Assets Test

* U.S. Treasury or Agency Zeroes, including Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act, 1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note, and which are rated at least AAA by S&P or Aaa by Moody's, maturing on, or within 90 days preceding, the Guarantee Maturity Date

* Non-callable corporate debt securities, maturing within 3 years (preceding or following) of the Guarantee Maturity Date and having a rating of at least AA- by S&P or Aa3 by Moody's

* U.S. Treasury Notes and U.S. Agency Notes maturing within 3 years (preceding or following) of the Guarantee Maturity Date

* if both Moody's and S&P have issued a rating thereon, such rating shall be no less than Aa3/AA-

*    U.S. Treasury Futures

Cash and Cash Equivalents Test

*    Cash and

* the following short-term securities with remaining maturities of 180 days or less:

     * (1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, U.S. Agency Notes and U.S. Agency Zeroes;

     * (2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof; provided that at the time of investment therein the commercial paper or other short-term unsecured debt obligations thereof shall be rated at least A-1 by S&P or P-1 by Moody's

     * (3) bankers acceptances issued by any depository institution or trust company referred to in clause (2) above and

     * (4) commercial paper having at the time of the investment therein a rating of at least A-1 by S&P or P-1 by Moody's

                                   Exhibit 1
                            EVENT OF DEFAULT NOTICE


[Date]

[Addressee State Street]

     Re:  Event of Default

Pursuant to Section 3 of the Custodian Service and Monitoring Agreement (the "Agreement") dated __________ among ING Series Fund, Inc. ("Fund"), State Street Bank and Trust Company ("State Street") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default, as defined in Section 4.1(__) relating to a default under [Section 3.__ of](1) the Financial Guaranty Agreement dated among the Fund and MBIA [with respect to ING Classic Principal Protection Fund [____]] [with respect to each of the ING Classic Principal Protection Funds] has occurred and [remains uncured. Please reject and do not act upon any trade instructions for the settlement of securities issued directly by [the Series Fund] [all Series Funds] (or its investment adviser or its sub-adviser) for [the] [all] ING Classic Principal Protection Fund[s] [____] Account #_______.] or [was cured on the date hereof, as indicated in a Cure Notice dated the date hereof].(2) Please have the following trades listed on the attached Trade Instructions executed in respect of ING Classic Principal Protection Fund [____].

MBIA Insurance Corporation



By:
Title:

copy:  ING Series Fund, Inc.
       7337 E. Doubletree Ranch Road
       Scottsdale, AZ 85258
       Attention: Kimberly A. Anderson, Vice President and Secretary
       Phone: (480) 477-2670
       Fax: (480) 477-2744




___________
(1) Strike language in brackets and initial if Section 4.1(c) or (d) Event of Default has occurred.

(2) Strike inappropriate language in brackets and initial.

                            EXHIBIT 1 - ATTACHMENT 1
                           MANUAL TRADE INSTRUCTIONS
          (WITH RESPECT TO ING CLASSIC PRINCIPAL PROTECTION FUND [  ])

From: MBIA Insurance Corporation

PORTFOLIO ACCOUNT    BUY OR SELL   SECURITY NAME     TICKET/CUSIP   QUANTITY
----------------------------------------------------------------------------
1.
-----------------    -----------   -------------     ------------   --------
2.
-----------------    -----------   -------------     ------------   --------
3.
-----------------    -----------   -------------     ------------   --------
4.
-----------------    -----------   -------------     ------------   --------
5.
-----------------    -----------   -------------     ------------   --------
6.
-----------------    -----------   -------------     ------------   --------
7.
-----------------    -----------   -------------     ------------   --------
8.
-----------------    -----------   -------------     ------------   --------

Note: CUSIP Number is only required for U.S. Treasury Strip securities.

copy: ING Series Fund, Inc.
      [                    ]
       --------------------
      [                    ]
       --------------------
Attn: Counsel
Fax: [(   )   -   ]
       --- --- ---

                                   EXHIBIT 2

                                  CURE NOTICE

[Date]

ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Attention: Kimberly A. Anderson, Vice President and Secretary
Phone: (480) 477-2670
Fax:   (480) 477-2744

             Re:  Event of Default

Pursuant to Section 3 of the Custodian Service and Monitoring Agreement (the "Agreement") dated ______________ among ING Series Fund, Inc. ("Fund"), State Street Bank and Trust Company ("State Street") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default identified in our written notice to State Street dated _____________________, as defined in Section 4.1 (____) relating to a default under [Section 3.____ of](3) the Financial Guaranty Agreement dated _________________ among the Fund and MBIA has been cured. Please revert to your normal method of accepting trade instructions from the ING Classic Principal Protection Fund [___] (or its investment adviser or its sub-adviser) for ING Classic Principal Protection Fund [___] (as defined in the Agreement).

MBIA Insurance Corporation


__________________________
By:
Title:

copy: State Street Bank and Trust Company




-------------
(3) Strike language in brackets and initial if Section 4.1(c) or (d) Event of Default has occurred.

                                   EXHIBIT 3

                   AUTHORIZED PERSONS - ING SERIES FUND, INC.

The following ING Series Fund, Inc. personnel are authorized to instruct State Street as it relates ING Classic Principal Protection Fund:


James M. Hennessy          480-477-2115               480-477-2701
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Michael J. Roland          480-477-2118               480-477-2715
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Stanley D. Vyner           212-457-6850               212-457-6677
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Mary Lisanti               212-457-6750               212-457-6680
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Robert S. Naka             480-477-2117               480-477-2701
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Lydia L. Homer             480-477-2150               480-477-2072
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

William S. Sessions        480-477-2625               480-477-2160
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Kim Anderson               480-477-2670               480-477-2744
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:

Maria Anderson             480-477-2169               480-477-2706
--------------------------------------------------------------------------------
                           Telephone:                 Facsimile:





For specimen signatures, see attached Secretary's Certificate dated [          ]
(Persons Authorized to Instruct Custodian) and Attachment A.

                            SECRETARY'S CERTIFICATE
                    Persons Authorized to Instruct Custodian

The undersigned Secretary of:
  AETNA INCOME SHARES, on behalf                    AETNA VARIABLE FUND, on behalf of
  of Aetna Bond VP                                  Aetna Growth & Income VP

  ING GET FUNDS, on behalf of                       AETNA VARIABLE ENCORE FUND, on behalf of
  ING GET Fund--Series D                            Aetna Money Market VP
  ING GET Fund--Series E
  ING GET Fund--Series G                            AETNA GENERATION PORTFOLIOS, INC. on behalf of
  ING GET Fund--Series H                            Aetna Ascent VP
  ING GET Fund--Series I                            Aetna Crossroads VP
  ING GET Fund--Series J                            Aetna Legacy VP
  ING GET Fund--Series K
  ING GET Fund--Series L                            ING SERIES FUND, INC., on behalf of
  ING GET Fund--Series M                            ING Growth Fund
  ING GET Fund--Series N                            ING Small Company Fund
  ING GET Fund--Series O                            ING Value Opportunity Fund
  ING GET Fund--Series P                            ING Technology Fund
  ING GET Fund--Series Q                            ING Balanced Fund
  ING GET Fund--Series R                            ING Growth and Income Fund
  ING GET Fund--Series S                            ING Bond Fund
  ING GET Fund--Series T                            ING Government Fund
                                                    ING Aeltus Money Market Fund
  AETNA VARIABLE PORTFOLIOS, INC., on behalf of     ING Classic Principal Protection Fund I
  Aetna Growth VP                                   ING Classic Principal Protection Fund II
  Aetna Small Company VP                            ING Classic Principal Protection Fund III
  Aetna Value Opportunities VP                      ING Classic Principal Protection Fund IV
  Aetna Technology VP                               ING Index Plus LargeCap Fund
  Aetna Index Plus LargeCap VP                      ING Index Plus MidCap Fund
  Aetna Index Plus SmallCap VP                      ING Index Plus SmallCap Fund
  Aetna Index Plus MidCap VP                        ING Index Plus Protection Fund
                                                    ING Ascent Fund
  AETNA BALANCED VP, INC.                           ING Crossroads Fund
                                                    ING Legacy Fund
                                                    Brokerage Cash Reserves


(each a "Company/Trust"), hereby certifies as follows:

      (a) That attached hereto as Exhibit A is a true copy of the resolutions adopted by unanimous written consent by the Board of Directors/ Trustees, dated March 1, 2002 and that such resolutions have not been amended, modified, rescinded or superceded and are in full force and effect; and

      (b) That the persons listed in Attachment A are empowered by the resolutions and set forth opposite each name is their position and specimen signature; and

      (c) That each Company/Trust is duly organized and existing, that its charter empowers it to transact the business by the attached resolutions defined, and that no limitation has been imposed upon such powers by the By-Laws or otherwise, except as set forth in the currently effective Prospectus of each Company/Trust; and

      (d)  That Attachment A may be executed in counterparts.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS SIGNED BELOW, THIS 29TH DAY OF APRIL, 2002.


                                        BY: /s/ Kimberly A. Anderson
                                           -------------------------------
                                           KIMBERLY A. ANDERSON
                                           SECRETARY

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian



NAME                   POSITION WITH THE FUND(S)          SPECIMEN SIGNATURE
----                   -------------------------          ------------------
                       (UNLESS OTHERWISE NOTED)
                       -------------------------

James M. Hennessy      Chief Executive Officer &        /s/ James M. Hennessy
                       Chief Operating Officer          -----------------------

Michael J. Roland      Senior Vice President &          /s/ Michael J. Roland
                       Principal Financial Officer      -----------------------

Stanley D. Vyner       Executive Vice President
                                                        -----------------------

Mary Lisanti           Executive Vice President
                                                        -----------------------

Ralph G. Norton III    Senior Vice President
                                                        -----------------------

Robert S. Naka         Senior Vice President &          /s/ Robert S. Naka
                       Assistant Secretary              -----------------------

Lydia L. Homer         Senior Vice President of ING     /s/ Lydia L. Homer
                       Funds Services, LLC              -----------------------

William L. Sessions    Vice President of ING Funds      /s/ William L. Sessions
                       Services, LLC                    -----------------------

Kim Anderson           Vice President & Secretary
                                                        -----------------------

Robyn L. Ichilov       Vice President & Treasurer       /s/ Robin L. Ichilov
                                                        -----------------------

Maria Anderson         Manager, Fund Accounting         /s/ Maria Anderson
                                                        -----------------------

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian


NAME                               POSITION WITH THE FUND(S)                              SPECIMEN SIGNATURE
                                   (UNLESS OTHERWISE NOTED)
James M. Hennessy                  Chief Executive Officer & Chief                        ___________________________
                                   Operating Officer

Michael J. Roland                  Senior Vice President & Principal Financial            ___________________________
                                   Officer

Stanley D. Vyner                   Executive Vice President                               ___________________________

Mary Lisanti                       Executive Vice President                               ___________________________

Ralph G. Norton III                Senior Vice President                                  ___________________________

Robert S. Naka                     Senior Vice President & Assistant Secretary            ___________________________

Lydia L. Homer                     Senior Vice President of ING Funds                     ___________________________
                                   Services, LLC

William L. Sessions                Vice President of ING Funds Services,                  ___________________________
                                   LLC

Kim Anderson                       Vice President & Secretary                              /s/ Kim Anderson
                                                                                          ___________________________

Robyn L. Ichilov                   Vice President & Treasurer                             ___________________________

Maria Anderson                     Manager, Fund Accounting                               ___________________________

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian



NAME                               POSITION WITH THE FUND(S)                             SPECIMEN SIGNATURE
                                   (UNLESS OTHERWISE NOTED)
James M. Hennessy                  Chief Executive Officer & Chief                        ___________________________
                                   Operating Officer

Michael J. Roland                  Senior Vice President & Principal Financial            ___________________________
                                   Officer

Stanley D. Vyner                   Executive Vice President                               /s/ Stanley D. Vyner
                                                                                          ___________________________

Mary Lisanti                       Executive Vice President                               ___________________________

Ralph G. Norton III                Senior Vice President                                  ___________________________

Robert S. Naka                     Senior Vice President & Assistant Secretary            ___________________________

Lydia L. Homer                     Senior Vice President of ING Funds                     ___________________________
                                   Services, LLC

William L. Sessions                Vice President of ING Funds Services,                  ___________________________
                                   LLC

Kim Anderson                       Vice President & Secretary                             ___________________________

Robyn L. Ichilov                   Vice President & Treasurer                             ___________________________

Maria Anderson                     Manager, Fund Accounting                               ___________________________

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian

                         POSITION WITH THE FUND(S)
NAME                     (UNLESS OTHERWISE NOTED)                     SPECIMEN SIGNATURE
----                     -------------------------                    ------------------
James M. Hennessy        Chief Executive Officer & Chief
                         Operating Officer                            ---------------------------

Michael J. Roland        Senior Vice President & Principal
                         Financial Officer                            ---------------------------

Stanley D. Vyner         Executive Vice President
                                                                      ---------------------------

Mary Lisanti             Executive Vice President                     /s/ Mary Lisanti
                                                                      ---------------------------

Ralph G. Norton III      Senior Vice President
                                                                      ---------------------------

Robert S. Naka           Senior Vice President &
                         Assistant Secretary                          ---------------------------

Lydia L. Homer           Senior Vice President of ING Funds
                         Services, LLC                                ---------------------------

William L. Sessions      Vice President of ING Funds Services,
                         LLC                                          ---------------------------

Kim Anderson             Vice President & Secretary
                                                                      ---------------------------

Robyn L. Ichilov         Vice President & Treasurer
                                                                      ---------------------------

Maria Anderson           Manager, Fund Accounting
                                                                      ---------------------------

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian

NAME                   POSITION WITH THE FUND(S)       SPECIMEN SIGNATURE
----                   (UNLESS OTHERWISE NOTED)        ------------------
                       -------------------------

James M. Hennessy      Chief Executive Officer &       -------------------------
                       Chief Operating Officer

Michael J. Roland      Senior Vice President &         -------------------------
                       Principal Financial Officer

Stanley D. Vyner       Executive Vice President        -------------------------

Mary Lisanti           Executive Vice President        -------------------------

Ralph G. Norton III    Senior Vice President           /s/ Ralph G. Norton III
                                                       -------------------------

Robert S. Naka         Senior Vice President &         -------------------------
                       Assistant Secretary

Lydia L. Homer         Senior Vice President of        -------------------------
                       ING Funds Services, LLC

William L. Sessions    Vice President of ING Funds     -------------------------
                       Services, LLC

Kim Anderson           Vice President & Secretary      -------------------------

Robyn L. Ichilov       Vice President & Treasurer      -------------------------

Maria Anderson         Manager, Fund Accounting        -------------------------

         RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD
            OF DIRECTORS/TRUSTEES DATED MARCH 1, 2002, ON BEHALF OF:
--------------------------------------------------------------------------------

AETNA VARIABLE FUND, on behalf of                 AETNA GENERATION PORTFOLIOS, INC., on behalf of
Aetna Growth & Income VP                          Aetna Ascent VP
                                                  Aetna Crossroads VP
AETNA VARIABLE ENCORE FUND, on behalf of          Aetna Legacy VP
Aetna Money Market VP
                                                  ING SERIES FUND, INC., on behalf of
AETNA INCOME SHARES, on behalf of                 ING Growth Fund
Aetna Bond VP                                     ING Small Company Fund
                                                  ING Value Opportunity Fund
ING GET FUNDS, on behalf of                       ING Technology Fund
ING GET FUND - Series D                           ING Balanced Fund
ING GET FUND - Series E                           ING Growth and Income Fund
ING GET FUND - Series G                           ING Bond Fund
ING GET FUND - Series H                           ING Government Fund
ING GET FUND - Series I                           ING Aeltus Money Market Fund
ING GET FUND - Series J                           ING Classic Principal Protection Fund I
ING GET FUND - Series K                           ING Classic Principal Protection Fund II
ING GET FUND - Series L                           ING Classic Principal Protection Fund III
ING GET FUND - Series M                           ING Classic Principal Protection Fund IV
ING GET FUND - Series N                           ING Index Plus LargeCap Fund
ING GET FUND - Series O                           ING Index Plus MidCap Fund
ING GET FUND - Series P                           ING Index Plus SmallCap Fund
ING GET FUND - Series Q                           ING Index Plus Protection Fund
ING GET FUND - Series R                           ING Ascent Fund
ING GET FUND - Series S                           ING Crossroads Fund
ING GET FUND - Series T                           ING Legacy Fund
                                                  Brokerage Cash Reserves
AETNA VARIABLE PORTFOLIOS, INC., on behalf of
Aetna Growth VP                                   AETNA BALANCED VP, INC.
Aetna Small Company VP
Aetna Value Op VP
(EACH A "FUND", COLLECTIVELY THE "FUNDS")

          WHEREAS, Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna GET Fund, Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc., Aetna Variable Portfolios, Inc. (except its portfolio Aetna International
VP) and Aetna Series Fund, Inc. (except its series Aetna International
Fund)(collectively the "Funds") and State Street Bank & Trust Company ("State Street"), as Custodian, are parties to a Custody Agreement, which provides that the Funds designate certain persons to give instructions on behalf of the Funds and to authorize the Custodian to rely on written instructions over their signatures, it is hereby

          RESOLVED, that until further order of the Directors/Trustees, the following persons be, and they hereby are, authorized to execute and deliver to State Street, as Custodian for the Funds, any and all instructions, orders and directions required or permitted to be given in the name of the Funds and on their behalf pursuant to the Custody Agreement:

                                   EXHIBIT A

NAME                     POSITION WITH THE FUND(S), (UNLESS OTHERWISE NOTED)
--------------------     -----------------------------------------------------
James M. Hennessy        Chief Executive Officer & Chief Operating Officer

Michael J. Roland        Senior Vice President & Principal Financial Officer

Stanley D. Vyner         Executive Vice President

Mary Lisanti             Executive Vice President

Ralph G. Norton III      Senior Vice President

Robert S. Naka           Senior Vice President & Assistant Secretary

Lydia Homer              Senior Vice President of ING Funds Services, LLC

William L. Sessions      Vice President of ING Funds Services, LLC

Kim Anderson             Vice President & Secretary

Robyn L. Ichilov         Vice President & Treasurer

Maria Anderson           Manager, Fund Accounting

and that, except otherwise provided in said Custodian Agreements, all such instructions and directions, with respect to amounts in excess of $100.00 but less that $10,000.00, shall require the signature of two such persons; and with respect to amounts equal to or in excess of $10,000.00, all such instructions and directions shall require the signature of two such persons, one of whom shall be a Senior Officer; and

     FURTHER RESOLVED, that should it be necessary to make any additions to said list of authorized persons, prior to a regularly scheduled meeting of the Board, the President and any Senior Officer of the Funds be, and they hereby are, authorized to designate such person(s), so long as the Board is provided notification and ratifies such designation at the next regularly scheduled meeting.

                                      ++++


                                   EXHIBIT A

                                   Exhibit 4
     AUTHORIZED PERSONS AND SIGNATURE SAMPLES - MBIA INSURANCE CORPORATION

The following MBIA Insurance Corporation personnel are authorized to instruct State Street as it relates to ING Classic Principal Protection Fund [___]:


_______________________________________________________________________________
                      Telephone:                  Facsimile:

_______________________________________________________________________________
                      Telephone:                  Facsimile:

_______________________________________________________________________________
                      Telephone:                  Facsimile:

_______________________________________________________________________________
                      Telephone:                  Facsimile:

                 EXHIBIT 5: TRADE EXECUTION; NOTIFICATION FILE


Each ING Classic Principal Protection Fund must have a header (Record Type 1), the trade execution detail for purchases and sales (Record Type 2), hash totals (Record Type 3) one each for purchase and sales.

FLAT FILE FORMAT FOR TRADE PARSE

HEADER (RECORD TYPE 1)

FIELD                    POSITION    LENGTH   COMMENTS
--------------------------------------------------------------------------------
Record Type              1           1        "1"
Filler                   2           1        space
Account                  3           30       Pilgrim Portfolio
Trade Date               33          8        mm/dd/yy
Filler                   41          1        space
Settlement Date          42          8        mm/dd/yy
Filler                   50          1        space
Broker Number            51          6        Assigned by Pilgrim Operations

DETAIL (RECORD TYPE 2)
FIELD                    POSITION    LENGTH   COMMENTS
--------------------------------------------------------------------------------
Record Type              1           1        "2"
Filler                   2           1        space
CUSIP                    3           9
Filler                   12          1        space
Ticker                   13          6
Filler                   19          1        space
Buy/Sell                 20          1        "B" or "S"
Filler                   21          1        space
Shares                   22          7        no commas, no decimals
Filler                   29          1        space
Price                    30          11       six decimals, no commas
Filler                   41          1        space
Commission               42          7        four decimals
Filler                   49          1        space
Security Name            50          30

TOTALS (RECORD TYPE 3)
Record Type              1           1        "3"
filler                   2           1        space
Buy/Sell                 3           1        "B" or "S"
filler                   4           1        space
# of trades              5           4        no comma
filler                   9           1        space
# of shares              13          8        no commas, no decimals
filler                   21          1        space
Gross cost/proceeds      22          13       no commas, two decimals
filler                   35          1        space
Commission               36          13       no commas, three decimals
filler                   49          1        space
SEC Fee                  50          9        no commas, two decimals
filler                   59          1        space
Net cost/proceeds        60          13       no commas, two decimals



                                                                              17